Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below is an officer and/or a member of the Board of Directors of Wynn Resorts, Limited (“WRL”) and/or of Wynn Las Vegas Capital Corp. (“WLVCC”), or, in the case of Marilyn Spiegel and Scott Peterson, an officer of Wynn Las Vegas, LLC as indicated by the title set forth opposite his or her name, and hereby severally constitutes and appoints Stephen A. Wynn, Matt Maddox, John Strzemp and Kim Sinatra, and each of them singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen A. Wynn
Stephen A. Wynn	Chairman of the Board of WRL and WLVCC	September 26, 2012

/s/ Linda Chen
Linda Chen	Director of WRL and WLVCC	September 26, 2012

/s/ Russell Goldsmith
Russell Goldsmith	Director of WRL and WLVCC	September 26, 2012

/s/ Dr. Ray R. Irani
Dr. Ray R. Irani	Director of WRL and WLVCC	September 26, 2012

/s/ Robert J. Miller
Robert J. Miller	Director of WRL and WLVCC	September 26, 2012

/s/ John A. Moran
John A. Moran	Director of WRL and WLVCC	September 26, 2012

/s/ Alvin V. Shoemaker
Alvin V. Shoemaker	Director of WRL and WLVCC	September 26, 2012

/s/ D. Boone Wayson
D. Boone Wayson	Director of WRL and WLVCC	September 26, 2012

/s/ Elaine P. Wynn
Elaine P. Wynn	Director of WRL and WLVCC	September 26, 2012

/s/ Allan Zeman
Allan Zeman	Director of WRL and WLVCC	September 26, 2012

/s/ March D. Schorr
Marc D. Schorr	Director of WRL and Chief Operating Officer of WLVCC	September 26, 2012

Signature	Title	Date

/s/ Matt Maddox
Matt Maddox	Chief Financial Officer and Treasurer of WLVCC	September 26, 2012

/s/ Marilyn Spiegel
Marilyn Spiegel	President of Wynn Las Vegas, LLC	September 26, 2012

/s/ Scott Peterson
Scott Peterson	Senior Vice President and Chief Financial Officer of Wynn Las Vegas, LLC	September 26, 2012